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                                                                     EXHIBIT 5.1

                        [Jenkens & Gilchrist Letterhead]
                               September 10, 2003

EZCORP, Inc.
1901 Capital Parkway
Austin, Texas  78746

Ladies and Gentlemen:

            We have acted as counsel to EZCORP, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,275,000 shares of Class A Non-Voting Common Stock, $.01 par value per share (the "Shares"), of the Company pursuant to a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on September 16, 2003 (the "Registration Statement").

            In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise, of such documents and records of the Company and such statutes, regulations and other instruments as we have deemed necessary or advisable for the purposes of this opinion, including (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware, and (iii) the By-laws of the Company.

            We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that all information submitted to us was accurate and complete and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents.

            Based on the foregoing and having due regard for legal considerations we deem relevant, we are of the opinion that the Shares, when sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

            This opinion is limited in all respects to the laws of the State of Texas and the United States of America and the Delaware General Corporation Law. You should be aware that we are not admitted to the practice of law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest unofficial compilation of the Delaware General Corporation Law available to us.

            This opinion may be filed as an exhibit to the Registration
Statement.

                                                      Sincerely,

                                                      JENKENS & GILCHRIST,
                                                      A Professional Corporation

                                                      By:  /s/ J. Rowland Cook
                                                           ---------------------
                                                           For the Corporation